SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2005

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)
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STATE OF DELAWARE	1-4018	53-0257888
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

280 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
(Former Name or Former address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On September 1, 2005, Dover Corporation (the “Company”) entered into a $400 million 364-day unsecured revolving credit facility with Bank of America, N.A. (the “Lender”), pursuant to a Credit Agreement dated as of September 1, 2005 among the Company, the Lender and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”). The Credit Agreement has substantially the same terms as the Company’s $600 million 5-year credit agreement for which JPMorgan Chase Bank is the Administrative Agent and is intended to be used primarily as liquidity back-up for the Company’s commercial paper program.
     The aggregate commitments under the Credit Agreement will automatically be reduced by the amount, if any, that the aggregate commitments or available credit under the Company’s other senior credit facilities exceeds $600 million at any time prior to the maturity date of the Credit Agreement. In the event that the Company has any loans outstanding under the Credit Agreement that would exceed the reduced commitment amount, the Company must prepay the loan amount to the extent of the excess over the reduced commitment amount.
     The Company has customary corporate and commercial banking relationships with the Lender and Agent.
     The description of the Credit Agreement set forth above is qualified in its entirety by the Credit Agreement itself, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

99.1	364-Day Credit Agreement, dated as of September 1, 2005, by and among Dover Corporation, the Lenders listed therein and Bank of America, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2005	DOVER CORPORATION (Registrant)

	By:	/s/ Raymond T. McKay

Raymond T. McKay Vice President, Controller

EXHIBIT INDEX

Number	Exhibit
99.1	364-Day Credit Agreement, dated as of September 1, 2005, by and among Dover Corporation, the Lenders listed therein and Bank of America, N.A., as Administrative Agent